EP MEDSYSTEMS, INC. AND SUBSIDIARIES
                                                                EXHIBIT 21

                       SUBSIDIARIES OF EP MEDSYSTEMS, INC.



PROCATH CORPORATION
Cooper Run Executive Park
334 D6 Cooper Road
Berlin, NJ 08009
State of Incorporation:                 New Jersey
Business Name:                          ProCath Corporation

EP MEDSYSTEMS UK LTD.
100 Stierli Court, Suite 107
Mount Arlington, NJ 07856
State of Incorporation:                 New Jersey
Business Name:                          EP MedSystems, Europe Ltd.